UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

Texas	000-16674	74-0704500
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Imperial Square
P.O. Box 9
Sugar Land, Texas	77487
(Address of principal executive offices)	(Zip Code)

(281) 491-9181

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grants of Restricted Stock

On March 16, 2009, the Executive Compensation Committee of the Board of Directors of Imperial Sugar Company (the “Company”) granted restricted stock under the Company’s Long-Term Incentive Plan to the executive officers of the Company set forth below in the respective amounts set forth below, subject to the terms and conditions of the Company’s Long-Term Incentive Plan and the applicable award agreements.

Executive Officer	Number of Shares of Restricted Stock Granted
John C. Sheptor	76,948
Patrick D. Henneberry	23,945
Harold P. Mechler	21,585
Louis T. Bolognini	19,400
George Muller	10,771
Ralph D. Clements	10,493
John E. Story	9,793

A copy of the form of award agreement relating to these grants is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The shares of restricted stock generally vest in three equal annual installments at the end of fiscal 2009, 2010 and 2011 subject to the Company achieving certain performance objectives in fiscal 2009. Fifty percent of the shares would begin vesting if the Company achieves its fiscal 2009 EBITDA target. Up to 25% of the shares would begin vesting depending on the level of production the Company achieves at its Port Wentworth refinery in fiscal 2009 above a target minimum production level. The remaining 25% of the shares would begin vesting on satisfactory completion of certain improvement projects at the Company’s Port Wentworth and Gramercy refineries by the end of fiscal 2009. Any unvested shares would be forfeited to the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Specimen of Imperial Sugar Company Long-Term Incentive Performance-Based Plan Restricted Stock Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: March 20, 2009	By:	/s/ H. P. Mechler
H. P. Mechler
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Specimen of Imperial Sugar Company Long-Term Incentive Plan Restricted Stock Award Agreement.